UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 11, 2018

OPIANT PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38193	46-4744124
(State or other jurisdiction of incorporation)	(Commission File Number	(IRS Employer Identification No.)

201 Santa Monica Boulevard, Suite 500 Santa Monica, CA	90401
(Address of Principal Executive Offices)	(Zip Code)

(310) 598 5410
Registrant’s telephone number, including area code

(Former name or former address if changed since last report,)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
⁬☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⁬☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⁬☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⁬☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.     Submission of Matters to a Vote of Security Holders
Opiant Pharmaceuticals, Inc. (the "Company") held its Annual Meeting of Stockholders (the "Annual Meeting") on June 11, 2018. At the Annual Meeting, the following matters were submitted to a vote of stockholders:
1.The proposal to elect Dr. Michael Sinclair as a Class I director to serve until the 2021 annual meeting of stockholders, or until his successor is duly elected and qualified;
2.The proposal to ratify the appointment of MaloneBailey, LLP as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2018;
3.An advisory vote on the Company’s executive compensation; and
4.An advisory vote on the frequency of the advisory vote on the Company’s executive compensation of one, two or three years.
At the close of business on April 12, 2018, the record date for the determination of stockholders entitled to vote at the Annual Meeting, there were 2,616,107 shares of the Company’s Common Stock outstanding and entitled to vote at the Annual Meeting. The holders of 1,758,305 shares of the Company’s Common Stock were represented in person or by proxy at the Annual Meeting, constituting a quorum.
The number of votes cast for and against and the number of abstentions and broker non-votes with respect to each matter voted upon, as applicable, are set forth below:
Proposal No. 1 - Election of Directors
The following nominee was elected to serve as a Class I director for a term that will continue until the 2021 annual meeting of stockholders or until his successor has been duly elected and qualified. The number of votes cast for and against and the number of abstentions and broker non-votes for the nominee were as follows:

Nominees	For	Withheld	Broker Non-Votes
Dr. Michael Sinclair (Class I)	571,767	55,500	1,031,038

Proposal No. 2 - Ratification of the appointment of MaloneBailey, LLP for the fiscal year ended December 31, 2018
The vote with respect to the approval of the ratification of the appointment of MaloneBailey, LLP as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2018, was as follows:

For	Against	Abstain
1,729,003	20,319	8,983
Proposal No. 3 - Advisory Vote on Executive Compensation
The Company’s stockholders approved, on an advisory basis, the compensation of the Company’s named executive officers as described in the Proxy Statement. The number of votes cast for and against and the number of abstentions and broker non-votes were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
654,826	54,980	17,461	1,031,038
Proposal No. 4 -  Advisory Vote on Frequency of the Advisory Vote on Executive Compensation
     The Company’s stockholders approved, on an advisory basis, the frequency of the advisory vote on the compensation of the Company’s named executive officers to be "One Year". The number of votes cast for each frequency and the number of abstentions were as follows:

1

One Year	Two Years	Three Years	Abstentions	Broker Non-Votes
399,530	9,958	311,227	6,552	1,031,038
     The Board of Directors (the "Board") has considered the outcome of the advisory vote with respect to the frequency of the stockholder advisory vote to approve executive compensation and has determined that the Company will hold future votes to approve executive compensation every year until the next advisory vote on the frequency of the stockholder advisory vote on executive compensation.

Item 8.01.     Other Events
On December 5, 2017, we received a letter from The Nasdaq Stock Market, Inc. (“Nasdaq”) notifying us that we were not in compliance with the Audit Committee requirements as set forth in Nasdaq Listing Rule 5605(c)(2) (the “Rule”).
As described in the Current Report on Form 8-K that we filed on June 12, 2018, our Board has elected Mr. Richard Daly as a director effective June 12, 2018. We notified Nasdaq on June 12, 2018 that our Board has determined that Mr. Daly is qualified for service on the Audit Committee of our Board under the Rule, and that our Board has appointed him to serve on the Audit Committee. As a result, on June 12, 2018, we received a letter from Nasdaq stating that we have regained compliance with the Rule (the “Compliance Letter”), which requires each listed company to maintain an Audit Committee composed of at least three members who meet certain eligibility criteria. The Compliance Letter is attached hereto as Exhibit 99.1.

Item 9.01.     Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit
99.1	Letter from Nasdaq Stock Market Staff, dated June 12, 2018.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

OPIANT PHARMACEUTICALS, INC.
Dated: June 12, 2018                    By: /s/ David D. O’Toole
Name: David D. O’Toole
Title:  Chief Financial Officer

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